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                                                                     EXHIBIT 3.1
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALPHA SECURITY GROUP CORPORATION

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         Alpha Security Group Corporation, a Delaware corporation (the
"CORPORATION") does hereby certify that:

         FIRST: The name of the Corporation is Alpha Security Group Corporation.

         SECOND: The date of filing of the original Certificate of Incorporation with the Delaware Secretary of State was April 20, 2005 and the name under which the Corporation was originally incorporated was Alpha Security Group Corporation.

         THIRD: The date of filing of the Corporation's First Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was June 24, 2005.

         FOURTH: This Second Amended and Restated Certificate of Incorporation (the "CERTIFICATE") amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation.

         FIFTH: This Certificate has been duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") by the directors and stockholders of the Corporation.

         SIXTH: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read in full as follows:

         "FIRST: The name of the corporation is Alpha Security Group Corporation (hereinafter sometimes referred to as the "CORPORATION").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

         THIRD: Subject to the proviso contained in the immediately succeeding sentence of this Article THIRD, the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL"). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the

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business or purposes of the Corporation; provided, however, that in the event a
Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the board of directors or the stockholders, on the Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Termination Date and the Corporation's powers shall thereupon be limited to those set forth in
Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended by the Corporation's Board of Directors prior to the consummation of a Business Combination.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 of which 100,000,000 shares shall be common stock of the par value of $.0001 per share ("COMMON STOCK") and 1,000,000 shares shall be preferred stock of the par value of $.0001 per share ("PREFERRED STOCK").

                  A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "PREFERRED STOCK DESIGNATION") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                  B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                  C. Upon the filing and effectiveness of this Certificate, each share of Common Stock of the Corporation, issued and outstanding immediately prior to such filing and effectiveness, shall be reclassified, changed and combined into eighty one-hundredths (0.80) of a share of Common Stock of the Corporation. Each holder of record of a certificate representing shares of Common Stock, as of the close of business on the effective date of the filing and effectiveness of this Amendment shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing eighty one-hundredths (0.80) of a share of Common Stock for every one (1) share of Common Stock represented by the certificate or certificates of such holder; provided, however, that no fractional shares of Common Stock shall be issued, therefore, any fractional shares shall be rounded to the next highest whole number of shares. The par value of the Common Stock, as set forth above in this Article Fourth, shall remain unchanged.


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         FIFTH: The name and mailing address of the sole incorporator of the
Corporation are as follows:

Name:    Lawrence A. Kirsch
Address: 90 State Street
         Albany, New York 12207

         SIXTH: Paragraphs (A) through (E) of this Article SIXTH shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination" and may not be amended during the "Target Business Acquisition Period." A "BUSINESS COMBINATION" shall mean the initial acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of assets and/or an operating business in the U.S. homeland security or defense industries or a combination thereof ("TARGET BUSINESS"). The "TARGET BUSINESS ACQUISITION PERIOD" shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation's initial public offering of securities up to and including the first to occur of: (a) the closing of a Business Combination or (b) the Termination Date.

                  A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 30% or more in interest of the holders of IPO Shares exercise their conversion rights described in paragraph B below.

                  B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the Corporation's initial public offering (such offering, the "IPO," and such shares issued in connection with the IPO, the "IPO SHARES") of securities who voted against the Business Combination (specifically excluding persons who are officers or directors of the Corporation at the time of the IPO) may, contemporaneous with such vote, demand that the Corporation redeem his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem, subject to the availability of lawful funds therefore, such shares at a per share redemption price equal to the original purchase price of $10.00 per share (plus a portion of the interest earned, but net of (i) taxes payable on interest earned, and (ii) up to $1,300,000 ($1,400,000 if the over-allotment option is exercised in full) of interest income released to the Corporation to fund its working capital. The term "TRUST ACCOUNT" shall mean the trust account established by the Corporation in connection with the consummation of its IPO and into which, in addition to the proceeds from the private sale of the Corporation's securities to Steven M. Wasserman and Constantinos Tsakiris, which will take place prior to the IPO, a certain amount of the net proceeds of the IPO are deposited.


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                  C. In the event that the Corporation does not consummate a
Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the "TERMINATION DATE"), the officers and directors of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable and after approval of the Company's stockholders and in accordance with the requirements of the GCL, including the adoption of a resolution by the board of directors, prior to such Termination Date, pursuant to Section 275(a) of the GCL, finding the dissolution of the Corporation advisable and providing such notices as are required by said
Section 275(a) of the GCL as promptly thereafter as possible. In the event that the Corporation's stockholders vote in favor of such dissolution and the Corporation is so dissolved, the Corporation shall promptly implement the approved plan of dissolution and liquidation which will provide that only the holders of IPO Shares shall be entitled to share ratably in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other ordinary course corporate expenses relating to or arising during the Corporation's remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation other than the IPO Shares.

                   D. A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with the dissolution of the Corporation pursuant to the terms of the Investment Management Trust Agreement governing the Trust Account or in the event he or she demands redemption of his or her shares in accordance with paragraph B, above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

                  E. The Board of Directors of the Corporation shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the IPO, there shall be elected three Class A directors for a term expiring at the Corporation's first Annual Meeting of Stockholders and three Class B directors for a term expiring at the Corporation's second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy


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resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

                  B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

                  C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

                  D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of applicable law, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or
(iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.


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                  B. The Corporation, to the full extent permitted by Section
145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Steven M. Wasserman, its Co-Chairman and Chief Executive Officer, on the 15th day of September, 2006.

                                          ALPHA SECURITY GROUP CORPORATION

                                          By: /s/ Steven M. Wasserman
                                              ----------------------------------
                                               Steven M. Wasserman, Co-Chairman
                                               and Chief Executive Officer



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